FIRSTAMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made as of June 12, 2017, by and between CHESTERBROOK PARTNERS, LP, a Delaware limited partnership (“Landlord”), and TREVENA, INC., a Delaware corporation (“Tenant”).

A.    Landlord and Tenant are parties to a certain Agreement of Lease dated December 9, 2016 (the “Lease”) related to Suite 200 located in Chesterbrook Corporate Center in the building located at 955 Chesterbrook Boulevard, Wayne, Pennsylvania (the “Building”) consisting of approximately 40,565 rentable square feet (the “Original Premises”), as more particularly described in the Lease.

B.    In accordance with Section 40 of the Lease, Tenant desires to exercise its Expansion Option to lease from Landlord an additional approximately 8,231 rentable square feet, known as Suite 110 on the first floor of the Building (the “Expansion Premises”), as shown on Exhibit “A” attached hereto.

C.    Tenant and Landlord desire to expand the Premises and to make certain other modifications to the Lease as set forth herein.

NOW, THEREFORE, the parties hereto, for good and valuable consideration, intending to be legally bound, hereby agree as follows:

1.Expansion Premises Term. Tenant shall lease the Expansion Premises from Landlord, under the same terms and conditions of the Lease, except as modified herein, for a period commencing on November 1, 2017 (the “Expansion Premises Commencement Date”) and terminating without the necessity of notice from either party on the Expiration Date as set forth in Section 3(e) of the Lease (the “Expansion Premises Term”). The Term of the Lease with respect to the Original Premises shall be coterminous with the Expansion Premises Term.
2.    Premises. Except as described in this Amendment, as of the Expansion Premises Commencement Date, the term “Premises” shall include the Original Premises and the Expansion Premises.
3.    Fixed Rent for the Original Premises. Notwithstanding the addition of the Expansion Premises, Tenant shall continue to pay Fixed Rent for the Original Premises as set forth in Section 3(b) of the Lease.
4.    Fixed Rent for the Expansion Premises. Effective on and after the Expansion Premises Commencement Date, in addition to the Fixed Rent paid by Tenant pursuant to Section 3 of this Amendment with respect to the Original Premises, Tenant shall pay Fixed Rent for the Expansion Premises in accordance with the following schedule:

797998.2

Expansion Premises Lease Months	Rate/RSF (8,231)	Annualized Fixed Rent	Monthly Installment
** Months 1 – 9 *	$26.50	$218,121.50	$18,176.79
Months 10 – 21*	$27.00	$222,237.00	$18,519.75
Months 22 – 33	$27.50	$226,352.50	$18,862.71
Months 34 – 45	$28.00	$230,468.00	$19,205.67
Months 46 – 57	$28.50	$234,583.50	$19,548.63
Months 58 – 69	$29.00	$238,699.00	$19,891.58
Months 70 – 81	$29.50	$242,814.50	$20,234.54
Months 82 – 93	$30.00	$246,930.00	$20,577.50
Months 94 – 105	$30.50	$251,045.50	$20,920.46
Months 106 – 117	$31.00	$255,161.00	$21,263.42
Months 118 – 127	$31.50	$259,276.50	$21,606.38
* The foregoing notwithstanding, Fixed Rent, but not Tenant Energy Costs, shall be: (i) conditionally and completely abated during the following eight (8) full calendar months of the Expansion Premises Term: Months 1 – 4; and Lease Months 13 – 16 and (ii) continually and partially abated (in the following amounts) for the following two (2) calendar months of the Expansion Premises Term: Month 5 (Fixed Rent shall be abated in the amount of $16,914.81 and Tenant shall pay to Landlord the sum of $1,261.98) and Month 17 (Fixed Rent shall be abated in the amount of $15,542.97 and Tenant shall pay to Landlord the sum of $2,976.78 )(the “Rental Abatement Period”). During all other periods of the Term, Tenant shall make Fixed Rent payments without any abatement (except as otherwise expressly provided in this Lease) as provided herein. Notwithstanding the foregoing, the Fixed Rent abatement amounts set forth above are based upon an assumption that the Expansion Premises Term will be 127 months (to be coterminous with the Original Premises Term). In the event that the Expansion Premises Term is more or less than 127 months, the foregoing Fixed Rent schedule and Fixed Rent abatement amounts will be adjusted consistent with the formula set forth in Section 40 of the Lease.

** The Fixed Rent schedule above is based upon the assumption that the Original Premises Commencement Date (as defined in Section 3 of the Lease) will be August 1, 2017. In the event that the Original Premises Commencement Date is a date later than August 1, 2017, the Fixed Rent schedule set forth above shall be amended to reflect annual escalations for the Expansion Premises that are contemporaneous with the escalations for the Original Premises as set forth in Section 4(b) of the Lease.

5.    Tenant’s Proportionate Share. Effective on and after the Expansion Premises Commencement Date, the square foot area of the Premises shall be deemed to be 48,796 square feet and “Tenant’s proportionate share” shall be 41.27% (48,796/118,235).
6.    Base Operating Costs. The term “Base Operating Costs” as defined in Section 4(e)(3) of the Lease shall remain unchanged and shall be 2017 with respect to Base Operating Costs applied against both the Original Premises and the Expansion Premises.
7.    Annual Operating Costs; Tenant Energy Costs; Annual Tax Costs; Lease Taxes. Tenant shall continue to pay Tenant’ s proportionate share of Annual Operating Costs, Tenant Energy Costs, Annual Tax Costs (if any), and all other additional rent due pursuant to the terms of the Lease, which shall be subject to reconciliation and adjustment as provided in the Lease.
8.    Condition of Original Premises. Tenant is presently occupying the Original Premises and is thoroughly familiar with its condition. Based upon such knowledge, Tenant agrees that it is leasing the

797998.2

Original Premises in its “As-Is” condition, and Landlord shall not be required to further improve the Original Premises.
9.    Condition of Expansion Premises. The Expansion Premises is leased to Tenant in its “as is” condition with no obligation of Landlord to further improve the Expansion Premises as a condition of this Amendment.
10.    Expansion Premises Improvements. Pursuant to Section 40 of the Lease, Tenant desires to have Landlord construct certain improvements to the Expansion Premises in accordance with Section 8(b) of the Lease (the “Expansion Premises Improvements”). Notwithstanding the foregoing or Section 8(b), Landlord’s Project Management Fee (as defined in Section 8(b)(iv)) with respect to the Expansion Premises Improvements shall be equal to $8,395.62 plus two percent (2%) of the net increase or decrease resulting from any Change Order and Tenant’s Tenant Allowance (as defined in Section 8(b)(x)) with respect to the Expansion Premises Improvements shall be equal to $337,727.48. Provided that Tenant has provided Landlord with Tenant Improvement Plans in a timely fashion, Landlord shall use good faith diligent efforts to cause the Tenant Improvements to be Substantially Completed not later than October 31, 2017, subject to Change Orders, force majeure and Tenant Delays. Except as set forth above, the Expansion Premises Improvements shall be made under and subject to the terms of Section 8(b) of the Lease. Notwithstanding the foregoing, the Expansion Premises Improvements Allowance set forth above is based upon an assumption that the Expansion Premises Term will be 127 months (to be coterminous with the Original Premises Term). In the event that the Expansion Premises Term is more or less than 127 months, the foregoing Expansion Premises Improvements Allowance will be adjusted consistent with the formula set forth in Section 40 of the Lease.
11.    Security Deposit. Pursuant to Section 34 of the Lease, Tenant has deposited with Landlord, and Landlord presently holds, a Letter of Credit in the amount of $1,080,714 as security for Tenant’s performance pursuant to the terms of the Lease. As a condition of this Amendment, at or prior to execution of this Amendment, Tenant shall deposit with Landlord an additional letter of credit (meeting the criteria set forth in Section 34 of the Lease) equal to $219,286.00, which additional sum shall be held by Landlord in accordance with Section 34 of the Lease, together with the existing security deposit, as security for Tenant’s performance pursuant to the terms of the Lease with respect to the entire Premises. Upon the deposit by Tenant of the additional sum, Landlord shall possess letters of credit totaling $1,300,000.0, which sum shall thereinafter collectively deemed the “Letter of Credit.” Pursuant to Section 34(b) the Letter of Credit shall be reduced provided that no Event of Default beyond any applicable cure period by Tenant under this Lease has occurred and is continuing. Effective upon the presentment of the additional letter of credit to Landlord as provided in this Section 11, the schedule set forth in Section 34(b) of the Lease shall be deleted and replaced with the following:

Date of Reduction	Amount of Letter of Credit After Reduction
First Day of the Thirty-Seventh (37th) Full Month of the Term	$900,000
First Day of the Sixty-First (61st) Full Month of the Term	$540,000
First Day of the Eighty-Fifth (85th) Full Month of the Term	$340,000

797998.2

12.    Confession of Judgment. The confession of judgment remedy comprising a portion of Article 21 of the Lease is confirmed and restated as follows:
(A)    Intentionally Omitted.

(B)    WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED UPON AN EVENT OF DEFAULT OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT EVENT OF DEFAULT OR EVENTS OF DEFAULT, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT’S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES.
IN ANY ACTION OF OR FOR EJECTMENT, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACT; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR, PROVIDED, HOWEVER, NOTHING CONTAINED HEREIN SHALL BE CONSTRUED TO PREVENT TENANT FROM FILING A PETITION TO OPEN OR STRIKE ANY JUDGMENT.

13.    Brokers. Landlord and Tenant each represent and warrant to the other that it did not deal with any broker, finder or other intermediary to whom a fee or commission is or will become payable in connection with this Amendment except CBRE, Inc. (as representative for Landlord) and Gola Corporate Real Estate (as representative for Tenant) (collectively, “Brokers”) whose commission shall be paid by Landlord pursuant to separate agreement. Each party agrees to indemnify, defend and hold the other harmless from and against any loss, claim, expense or liability with respect to any commissions or

797998.2

brokerage fees claimed by any broker or finder other than the Brokers on account of this Lease due to any action of the indemnifying party.
14.    Miscellaneous.
a.    All capitalized terms in this Amendment not otherwise defined herein shall have the meaning set forth in the Lease. This Amendment may be signed in counterparts.
b.    The individuals signing below on behalf of Tenant each represent that she/he has the authority and power to bind the party for whom she/he is acting.
c.    The submission by Landlord to Tenant of this Amendment shall have no binding force or effect, shall not constitute an option for the leasing of the Premises nor confer any rights or impose any obligations upon any party until the execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant.
d.    All of the recitals set forth above are hereby ratified and confirmed by Landlord and Tenant and incorporated herein by reference.
e.    In the event any of the terms of this Amendment are inconsistent with the terms of the Lease, the terms of this Amendment shall take precedence.
f.    All of the terms, conditions and provisions of the Lease are incorporated herein by reference as fully as though set forth in this Amendment. All exhibits referred to in this Amendment, if any, are attached hereto and incorporated herein by reference.
g.    Landlord and Tenant hereby ratify and confirm the Lease, which, except as specifically modified herein, shall remain in full force and effect unmodified.
[signatures on following page]

797998.2

IN WITNESS WHEREOF, the parties have signed and delivered this Amendment the day and year first above written.

LANDLORD:    TENANT:

CHESTERBROOK PARTNERS, LP,	TREVENA, INC.,

a Delaware limited partnership	a Delaware corporation

By:    Tredyffrin GP, LLC,
a Delaware limited liability company,
it general partner

By:    /s/ Mark Paslerb    By:    /s/ Maxine Gowen
Name: Mark Paslerb    Name: Maxine Gowen, Ph.D.
Title: President     Title: President and CEO

797998.2

797998.2